Exhibit 99.2

NEWS RELEASE

MEDIA CONTACTS
Amy Baker
Vice President, Corporate
Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

Robert S. Tissue
Executive Vice President and CFO
Summit Financial Group, Inc.
rtissue@summitfgi.com
(304) 530-0552

MVB Bank to Sell Four Banking Centers to Summit Community Bank

(FAIRMONT, W.Va.) April 23, 2021 – MVB Bank, Inc., a wholly-owned subsidiary of MVB Financial Corp. (“MVB” “MVB Financial”) (NASDAQ: MVBF), announced today the signing of a definitive agreement under which Summit Community Bank, Inc., a subsidiary of Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF), will acquire substantially all of MVB Bank’s Southern West Virginia community banking operations, including its full service banking centers located at: 400 Washington Street East, Charleston; 3754 Teays Valley Road, Hurricane; 660 Central Avenue, Barboursville; and 999 4th Avenue, Huntington. In addition, Summit will acquire MVB Bank’s drive-up banking locations at 6441 Farmdale Road, Barboursville, and 940 5th Avenue,

Huntington. In conjunction with the transaction, Summit will assume certain deposits and loans whose balances currently approximate $193 million and $57 million, respectively.

“As trusted partners, MVB Bank and Summit Community Bank are aligned in our core values and share a successful history, including a prior branch transaction in which Summit purchased MVB’s Eastern Panhandle West Virginia banking centers in 2020. The sale of our South Market banking centers allows MVB to focus our growth on our core commercial markets in North Central West Virginia and Northern Virginia, as well as our expanding Fintech vertical. This transaction is the latest in a series of opportunistic activities undertaken by MVB that have resulted in industry-leading value creation for MVB shareholders,” said Larry F. Mazza, President and CEO, MVB Financial.

“Summit’s purchase of these branches represents an outstanding opportunity to expand our presence in and commitment to the Charleston-Huntington, West Virginia, market as well as adds the convenience of more banking locations for our clients,” stated Summit’s President and Chief Executive Officer, H. Charles Maddy, III. “MVB Bank has an outstanding reputation of providing their clients with superior customer service, and we are dedicated to upholding this tradition by providing ‘Service Beyond Expectations’ and making this transition a smooth experience,” Maddy concluded.

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the third quarter of 2021.

Squire Patton Boggs served as legal counsel to MVB Bank in this transaction. Bowles Rice, LLP, served as legal counsel to Summit.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Technology, the MVB Community Development Corporation, Chartwell Compliance and Paladin Fraud, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. For more information about MVB, please visit ir.mvbbanking.com.

About Summit Financial Group, Inc.
Summit Financial Group, Inc. is a $3.25 billion financial holding company headquartered in Moorefield, W.Va. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia and the central region of Kentucky, through its bank subsidiary, Summit Community Bank, Inc., which operates 43 banking locations.

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Forward-looking Statements

MVB Financial Corp. and Summit Financial Group, Inc. (collectively, the “Companies”) have made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Companies and their subsidiaries. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Companies are making forward-looking statements.  Note that many factors could affect the Companies’ future financial results and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Companies’ Annual Reports on Form 10-K for the year ended December 31, 2020, as well as their other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Companies undertake no obligation to update or revise any forward-looking statements.